News

The Great Atlantic & Pacific Tea Company, Inc. 2 Paragon Drive Montvale, NJ 07645		Exhibit 99.1

Investor contact: William J. Moss
Vice President, Treasurer
(201) 571-4019

Press contact: Richard P. De Santa
Senior Director, Corporate Affairs
(201) 571-4495

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. ANNOUNCES
RESULTS FOR SECOND QUARTER ENDED SEPTEMBER 9, 2006

__________

COMPANY REPORTS SECOND QUARTER EBITDA, ADJUSTED FOR NON-OPERATING
ITEMS, OF $35 MILLION, UP FROM $25 MILLION IN PRIOR YEAR

MONTVALE, NJ – October 17, 2006 – The Great Atlantic & Pacific Tea Company, Inc. (A&P, NYSE Symbol: GAP) announced unaudited fiscal 2006 second quarter and year to date results for the 12 and 28 weeks ended September 9, 2006.

U.S. sales for the second quarter were $1.57 billion, compared with $1.60 billion in the second quarter of last year. U.S. total comparable store sales increased 0.2% vs. year-ago. Fiscal 2005 second quarter total sales of $2.2 billion included $600 million related to A&P Canada which was sold in August 2005. Net loss for the quarter was $0.5 million or $.01 per diluted share this year versus income of $592 million or $14.40 per diluted share last year. Last year’s results include a $919 million gain on the sale of A&P Canada.

The results for the second quarter of fiscal years 2006 and 2005 include items the Company considers non-operating in nature that management excludes when evaluating the results of the U.S. ongoing business. These items are listed on Schedule 3 of the press release. Excluding these items, adjusted U.S. loss from operations was $6 million in the second quarter of fiscal 2006 versus a loss of $21 million in last year’s second quarter. Adjusted U.S. ongoing operating EBITDA, which is reconciled to net cash from operating activities on Schedule 4 of the press release, was $35 million in the second quarter of fiscal 2006 versus $25 million in last year’s second quarter.

U.S. sales for the 28 weeks year to date were $3.7 billion versus $3.8 billion in 2005. Total sales of $5.5 billion for last year included sales of $1.7 billion related to A&P Canada which was sold in August 2005. U.S. total comparable store sales increased 1.0%. Net loss for year to date 2006 was $6.6 million or $.16 per diluted share compared to income of $502.7 million or $12.47 per diluted share for 2005, which included the gain on the sale of Canada.

Fiscal 2006 and fiscal 2005 year to date results include the non-operating items listed on Schedule 3 of the press release. Excluding these items, adjusted U.S. loss from operations was $3 million for the first half of 2006 versus a loss of $46 million for 2005. Adjusted U.S. ongoing operating EBITDA, which is reconciled to net cash from operating activities on Schedule 4, was $92 million for the first half of 2006 versus $61 million in 2005.

Christian Haub, Executive Chairman of the Board, said, “A&P’s turnaround continued in the second quarter, with our cost control and sales development strategies again improving operations and results despite competitive and other external challenges. Our performance once again underlines my confidence in our continuous improvement, toward the goal of overall profitability in Fiscal 2007.”

Eric Claus, President and Chief Executive Officer, said, “We remained on course in the 2nd quarter, further reducing our operating loss while increasing comparable store sales. Although summer weather extremes impacted our rate of sales growth compared with prior quarters, our fundamental merchandising and operating strategies kept us moving in the right direction. Going forward, we remain focused on those strategies and the ongoing improvement of top and bottom line results.”

Founded in 1859, A&P is one of the nation’s first supermarket chains. The Company operates 403 stores in 9 states and the District of Columbia under the following trade names: A&P, Waldbaum’s, The Food Emporium, Super Foodmart, Super Fresh, Farmer Jack, Sav-A-Center and Food Basics.

The Company invites investors and other interested parties to listen to a live audio Webcast to be held at 11:00 AM Eastern Time today, at which members of the Company’s senior management team will discuss the Company’s second quarter financial results. The Webcast may be accessed through a link on the “Investors” page of the Company’s Website, www.aptea.com. Listeners who cannot participate in the live broadcast will be able to hear a recorded replay of the broadcast beginning this afternoon and available until November 14, 2006.

Effective March 28, 2003, the Securities and Exchange Commission (“SEC”) adopted new rules related to disclosure of certain financial measures not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). Such new rules require all public companies to provide certain disclosures in press release and SEC filings related to non-GAAP financial measures. We use the non-GAAP measure “EBITDA” to evaluate the Company’s liquidity and it is among the primary measures used by management for planning and forecasting of future periods. EBITDA is defined as earnings before interest, taxes, depreciation, amortization, minority interest, equity in earnings of Metro, Inc., discontinued operations and the gain on the sale of A&P Canada. Ongoing, operating EBITDA is defined as EBITDA adjusted for items the Company considers non-operating in nature that management excludes when evaluating the results of the U.S. ongoing business. The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by the Company’s management and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these measures are also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the results of the Company to other companies in its industry. Ongoing, operating EBITDA is reconciled to Net Cash provided by Operating Activities on Schedule 4 of this release.

This release contains forward-looking statements about the future performance of the Company, which are based on Management’s assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: competitive practices and pricing in the food industry generally and particularly in the Company’s principal markets; the Company’s relationships with its employees and the terms of future collective bargaining agreements; the costs and other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation in the food industry; changes in the financial markets which may affect the Company’s cost of capital and the ability of the Company to access capital; supply or quality control problems with the Company’s vendors; and changes in economic conditions which affect the buying patterns of the Company’s customers.

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The Great Atlantic & Pacific Tea Company, Inc.
Schedule 1 – GAAP Earnings for the 12 and 28 weeks ended September 9, 2006 and September 10, 2005
(Unaudited)
(In thousands, except share amounts and store data)

	12 Weeks Ended		28 Weeks Ended
	September 9, 2006	September 10, 2005	September 9, 2006	September 10, 2005

Sales	$1,572,250	$2,168,249	$3,699,145	$5,551,882
Cost of merchandise sold	(1,090,859)	(1,551,585)	(2,579,603)	(3,997,260)

Gross margin	481,391	616,664	1,119,542	1,554,622
Store operating, general and administrative expense	(484,545)	(761,730)	(1,127,749)	(1,737,828)

Loss from operations	(3,154)	(145,066)	(8,207)	(183,206)
Gain (loss) on sale of Canadian operations	35	919,140	(291)	918,551
Interest expense	(16,894)	(25,262)	(39,050)	(61,385)
Interest income	2,124	3,157	6,627	4,343
Minority interest in earnings of consolidated franchisees	—	405	—	(1,131)
Equity in earnings of Metro, Inc.	11,870	—	19,817	—

(Loss) income from continuing operations before income taxes	(6,019)	752,374	(21,104)	677,172
Benefit from (provision for) income taxes	5,511	(160,228)	15,170	(174,164)

(Loss) income from continuing operations	(508)	592,146	(5,934)	503,008
Discontinued operations:
Loss from operations of discontinued businesses, net of tax	(3)	(171)	(686)	(268)

Loss from discontinued operations	(3)	(171)	(686)	(268)

Net (loss) income	$(511)	$591,975	$(6,620)	$502,740

Net (loss) income per share – basic:
Continuing operations	$(0.01)	$14.64	$(0.14)	$12.65
Discontinued operations	(0.00)	(0.00)	(0.02)	(0.01)

Net (loss) income per share – basic	$(0.01)	$14.64	$(0.16)	$12.64

Net (loss) income per share – diluted:
Continuing operations	$(0.01)	$14.40	$(0.14)	$12.48
Discontinued operations	(0.00)	(0.00)	(0.02)	(0.01)

Net (loss) income per share – diluted	$(0.01)	$14.40	$(0.16)	$12.47

Weighted average common shares outstanding – basic	41,470,799	40,434,194	41,362,113	39,758,780

Weighted average common shares outstanding – diluted	41,947,722	41,107,153	41,872,311	40,325,089

Gross margin rate	30.62%	28.44%	30.26%	28.00%
Store operating, general and administrative expense rate	30.82%	35.13%	30.49%	31.30%

United States depreciation and amortization	$40,272	$45,846	$95,219	$106,826
Canada depreciation and amortization	—	47	—	10,942

Total A&P depreciation and amortization	$40,272	$45,893	$95,219	$117,768

Number of stores operated at end of quarter	403	417	403	417

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 2 – Condensed Balance Sheet Data
(Unaudited)
(In millions, except per share and store data)

	September 9, 2006	February 25, 2006

Cash and short-term investments	$83	$230

Other current assets	762	980

Total current assets	845	1,210

Property-net	917	898

Equity investment in Metro, Inc.	368	339

Other assets	50	52

Total assets	$2,180	$2,499

Total current liabilities	$559	$610

Total non-current liabilities	1,232	1,217

Stockholders' equity	389	672

Total liabilities and stockholders' equity	$2,180	$2,499

Other Statistical Data

Total Debt and Capital Leases	$364	$282
Total Long Term Real Estate Liabilities	297	297
Temporary Investments and Marketable Securities	(167)	(465)

Net Debt	$494	$114

Total Retail Square Footage (in thousands)	16,413	16,509

Book Value Per Share	$9.38	$16.32

	For the 28 weeks ended September 9, 2006	For the 28 weeks ended September 10, 2005

Capital Expenditures	$120	$110

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 3 – Reconciliation of GAAP (Loss) Income from Operations to Adjusted (Loss) Income from Operations for the 12 and 28 weeks ended September 9, 2006 and September 10, 2005
(Unaudited)
(In thousands, except share amounts and store data)

	12 Weeks Ended		28 Weeks Ended

	September 9, 2006	September 10, 2005	September 9, 2006	September 10, 2005

As reported loss from operations	$(3,154)	$(145,066)	$(8,207)	$(183,206)

Adjustments:
Midwest exit costs	24	70,690	73	86,115
Net restructuring costs, primarily related to the sale of the U.S.
distribution operations to C&S	(323)	25,104	3,073	74,595
Labor buyout costs	556	—	4,244	—
Real estate related activity	(2,827)	(10,548)	(2,254)	(25,961)
Long-lived asset impairment	—	9,612	—	9,612
Early extinguishment of debt and write-off of deferred financing fees	—	29,457	—	29,457
Impact of Hurricane Katrina	—	4,950	—	4,950
Canadian dollar hedge	—	12,504	—	15,446
Canada income from operations	—	(17,527)	—	(57,224)

Total adjustments	(2,570)	124,242	5,136	136,990

Adjusted United States loss from operations	$(5,724)	$(20,824)	$(3,071)	$(46,216)

As reported United States depreciation and amortization	$40,272	$45,846	$95,219	$106,826

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 4 – Reconciliation of GAAP Net Cash (Used In) Provided By Operating Activities to Adjusted EBITDA
for the 12 and 28 weeks ended September 9, 2006 and September 10, 2005
(Unaudited)
(In thousands, except share amounts and store data)

	12 Weeks Ended		28 Weeks Ended

	September 9, 2006	September 10, 2005	September 9, 2006	September 10, 2005

Net cash provided by (used in) operating activities	$19,634	$(61,112)	$16,866	$(59,881)
Adjustments to calculate EBITDA:
Net interest expense	14,770	22,105	32,423	57,042
Asset disposition initiatives	2,331	(82,599)	(4,920)	(145,720)
Long lived asset impairment charges	(1,344)	(11,142)	(2,565)	(11,142)
Loss on extinguishment of debt	—	(28,623)	—	(28,623)
Loss on derivatives	—	(15,446)	—	(15,446)
Gain on disposal of owned property	1,149	12,075	10,825	27,427
Deferred income tax provision	—	5,430	—	—
(Benefit from) provision for income taxes	(5,511)	160,228	(15,170)	174,164
Decrease (increase) in income tax reserve	5,969	(137,228)	17,269	(137,228)
Other share based awards	(2,507)	(2,787)	(5,844)	(4,927)
Proceeds from dividends from Metro, Inc.	(1,706)	(1,512)	(3,408)	(1,512)
Working capital changes
Accounts receivable	(25,394)	44,580	(69,415)	28,103
Inventories	(1,395)	(49,436)	(5,261)	(28,689)
Prepaid expenses and other current assets	7,733	4,717	11,791	7,496
Accounts payable	20,300	81,244	18,534	74,420
Accrued salaries, wages, benefits and taxes	(4,045)	(14,595)	15,342	4,459
Other accruals	2,426	(59,993)	49,763	(52,716)
Other assets	191	(507)	2,811	(73)
Other non-current liabilities	5,212	44,169	19,432	55,594
Other, net	(695)	(8,741)	(1,461)	(8,186)

Total A&P EBITDA	37,118	(99,173)	87,012	(65,438)

Adjustments:
Midwest exit costs	24	70,690	73	86,115
Net restructuring costs, primarily related to the sale of the U.S.
distribution operations to C&S	(323)	25,104	3,073	74,595
Labor buyout costs	556	—	4,244	—
Real estate related activity	(2,827)	(10,548)	(2,254)	(25,961)
Long-lived asset impairment	—	9,612	—	9,612
Early extinguishment of debt and write-off of deferred financing fees	—	29,457	—	29,457
Impact of Hurricane Katrina	—	4,950	—	4,950
Canadian dollar hedge	—	12,504	—	15,446
Canada EBITDA	—	(17,574)	—	(68,166)

Total adjustments	(2,570)	124,195	5,136	126,048

Adjusted United States ongoing operating EBITDA	$34,548	$25,022	$92,148	$60,610